                              UAM FUNDS, INC. II

                            ARTICLES SUPPLEMENTARY

                                      TO

                           ARTICLES OF INCORPORATION


     UAM FUNDS, INC. II, a Maryland corporation having its principal office in the City of Baltimore (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:   In accordance with the requirements of Section 2-208 of the
Maryland General Corporation Law ("MGCL"), the Board of Directors of the Corporation, at a meeting called for such purpose on April 6, 1999, adopted these Articles Supplementary classifying or reclassifying unissued shares of the Common Stock of the Corporation.

     SECOND: Five billion three-hundred million (5,300,000,000) shares of the following series and classes have been reclassified by the Company's Board of Directors as unclassified shares of the Corporation:

Name of Series                            Total Number of Shares Reallocated to Unclassified
--------------                            --------------------------------------------------
PBHG Advisor Focused Value Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor Blue Chip Growth Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor Cash Reserves Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor High Yield Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor Growth II Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000

PBHG Advisor Large Cap Concentrated Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor Trend Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor Value Opportunities Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor Global Technology & Communications Fund
   series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor Growth Opportunities Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor New Contrarian Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor New Opportunities Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor REIT Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor Financial Services Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
PBHG Advisor Health Care Fund series
      Class A Shares                                      100,000,000
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
Analytic Defensive Equity Fund series
     Class B Shares                                       100,000,000
     Class I Shares                                       100,000,000

Analytic Enhanced Equity Fund series
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
Analytic Master Fixed Income Fund series
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000
Analytic Short-Term Government Fund series
      Class B Shares                                      100,000,000
      Class I Shares                                      100,000,000

          THIRD:  (a)    The Board of Directors of the Corporation hereby
                         reclassifies from the unclassified shares, all of which are unissued, 100,000,000 shares of each of the Analytic Defensive Equity Fund series, Analytic
                         Enhanced Equity Fund series, Analytic Master Fixed
                         Income Fund series and Analytic Short-Term Government
                         Fund series as Institutional Service Class Shares of each said series of Common Stock of the Corporation, par value $.001 per share, such Institutional Service
                         Class shares having such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, identical to Institutional
                         Class Shares of each such series, respectively, in all respects, except for the class designation, the allocation of certain expenses, voting rights and exchange privileges.

                  (b) The shares of the Institutional Service Class of each series designated in (a) above, respectively, represent proportionate interests in the same portfolio of investments as shares of the Institutional Class of each such series, respectively, of the Corporation.
                         The shares of the Institutional Service Class of each such series have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the shares of the respective Institutional Class of such series, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereafter set forth:

                         1. The dividends and distributions of investment income and capital gains with respect to the Institutional Service Class of shares of Common Stock of each such series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the series and of the Common Stock of the Corporation to reflect differing allocations of the expenses of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and losses, capital gains and losses and expenses and liabilities of the Corporation among the classes of the series of the Common Stock of the Corporation shall be determined by the Board of Directors in a manner that is consistent with any plan previously adopted by the Corporation pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), as such plan may then be in effect.

                         2. Except as may otherwise be required by law pursuant to any applicable order, rule, or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Institutional Service Class Shares of each such series shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Institutional Service Class Shares of the series, including without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act ("Distribution Plan") applicable to the Institutional Service Class of such series and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other classes of the Common Stock of the Corporation or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Institutional Service Class of the series of shares set forth in Articles Second and Third.


     FOURTH: After giving effect to the reclassification, the total amount of stock classified to each series and class is as follows:

Name of Series                            Total Number of Shares Classified
--------------                            ---------------------------------

Analytic Defensive Equity Fund series
 . Institutional Class Shares                    100,000,000
 . Institutional Service Class Shares            100,000,000

Analytic Enhanced Equity Fund series
 . Institutional Class Shares                    100,000,000
 . Institutional Service Class Shares            100,000,000

Analytic Master Fixed Income Fund series
 . Institutional Class Shares                    100,000,000
 . Institutional Service Class Shares            100,000,000

Analytic Short-Term Government Fund series
 . Institutional Class Shares                    100,000,000
 . Institutional Service Class Shares            100,000,000

Unclassified Shares                           9,200,000,000
                                              -------------

TOTAL AUTHORIZED SHARES                      10,000,000,000

          IN WITNESS WHEREOF, UAM Funds, Inc. II has caused these Articles Supplementary to be signed in its name and on its behalf this 6th day of April, 1999.


                                             UAM FUNDS, INC. II



                                             By:_________________________
                                             Norton H. Reamer
                                             Chairman of the Board and President

Attest:



By:______________________
   Michael E. DeFao
   Secretary

          THE UNDERSIGNED, President of UAM Funds, Inc. II, who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters in fact set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                         UAM FUNDS, INC. II



                                         By:_______________________
                                            Norton H. Reamer
                                            Chairman of the Board and President